Exhibit 99.2

Statement Under Oath Of Principal Executive Officer And Principal Financial Officer
Regarding Facts And Circumstances Relating To Exchange Act Filings

I, David M. Moffett, principal financial officer of U.S. Bancorp, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of U.S. Bancorp, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with U.S. Bancorp’s Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K of U.S. Bancorp filed on February 28, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of U.S. Bancorp filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ David M. Moffett	Subscribed and sworn to before
David M. Moffett	me this 7th day of
Chief Financial Officer	August, 2002.

Date: August 7, 2002	/s/ Tracy J. Knewtson
Notary Public

My commission Expires:
January 31, 2005